EXHIBIT 21

BALTEK CORPORATION AND SUBSIDIARIES
Subsidiaries of Registrant
December 31, 1998
                                                                 Voting
                                          Where                  Securities
                                          Incorporated           Owned
                                          ------------           -----

Marines C.A.(6)                           Ecuador                100% (1)

Maderas Secas C.A. (Maseca) (2)           Ecuador                100% (1)

Ecuatoriana de Crustaceos, S.A. (3)       Ecuador                100% (1)

Balmanta S.A. (2)                         Ecuador                100% (1)

Productos del Pacifico, S.A.              Ecuador                100% (1)

Compania Ecuatoriana de Balsa, S.A.       Ecuador                100% (1)

Servicios Contables, S.A. (5)             Ecuador                100% (1)

Vanalarva, S.A. (6)                       Ecuador                100% (1)

Balsa Ecuador Lumber Corporation          New Jersey             100%

Balsa Development Corporation             New Jersey             100%

Sanlam Corporation                        New York               100%

Baltek, S.A.                              France                 100% (1)

Baltek, Ltd.                              Great Britain          100% (1)

Pacific Timber Ltd. (4)                   Great Britain          100% (1)

Cryogenic Structures Corporation          Delaware               94%   (1)

Baltek GmbH                               Germany                100% (1)

Plantaciones De Balsa, S.A.               Ecuador                100% (1)

Recorcholis,S.A.                          Ecuador                100% (8)

                                                                      EXHIBIT 21
                                                                     (Continued)

BALTEK CORPORATION AND SUBSIDIARIES
Subsidiaries of Registrant
December 31, 1998
                                                                 Voting
                                          Where                  Securities
                                          Incorporated           Owned
                                          ------------           -----

Baltek Foreign Sales Corporation          U.S. Virgin
                                          Islands                100%

Crustacea  Corporation                    Delaware               100%

Baltek Scandinavia Aps (7)                Denmark                100% (1)



(1) Includes qualifying shares in the names of individuals associated with the Company.

(2) Wholly-owned by Products del Pacifico, S.A. and Compania Ecuatoriana de Balsa, S.A.

(3) Wholly-owned by Maderas Secas, C.A., Balmanta, S.A., Baltek Corporation and Marines C.A.

(4)  Wholly-owned by Baltek Ltd.

(5) Wholly-owned by Compania Ecuatoriana de Balsa, S.A., Maderas Secas C.A., Balmanta, S.A., and Productos del Pacifico, S.A.

(6)  Wholly-owned by Ecuatoriana de Crustaceos, S.A., and Baltek Corporation.

(7)  Wholly-owned by Baltek, S.A.

(8)  Wholly-owned by Ecuatoriana de Crustaceos, S.A.


The above subsidiaries are included in the Company's consolidated financial statements.